Exhibit 10.1

Execution Version

SIXTH AMENDMENT
TO THE CREDIT AGREEMENT
THIS SIXTH AMENDMENT, dated as of April 22, 2013 (this “Amendment”), to the Credit Agreement, dated as of June 17, 2011 (as previously amended, the “Credit Agreement”), and entered into by, among others, SemGroup Corporation, as the Borrower (the “Borrower”), certain subsidiaries of the Borrower, as Guarantors, the lenders party thereto (the “Lenders”) and The Royal Bank of Scotland plc, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower desires to amend the Credit Agreement to (i) to permit an increase to either the Revolving Facility Commitments or the Term Loan A Facility Commitments in an aggregate principal amount of $300,000,000 (the “Incremental Amount”), subject to the terms and conditions set forth herein, and (ii) amend certain other provisions of the Credit Agreement as specified below (the “Specified Amendments”);
WHEREAS the Loan Parties have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement in order to permit each of the Incremental Amounts and the Specified Amendments; and
WHEREAS, subject to certain conditions, the Required Lenders are willing to agree to such amendment relating to the Credit Agreement.
NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendments
(a)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety as follows:
“Financial Performance Covenants” shall mean (a) as of the date hereof and until such time as the conditions set forth in paragraphs (x) and (y) of Section 6.14 have been satisfied in accordance therewith, the covenants of the Borrower set forth in Sections 6.10 and 6.11, and (b) following satisfaction of the conditions set forth in paragraphs (x) and (y) of Section 6.14, the covenants of the Borrower set forth in Section 6.14.
(b)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order therein:
“Acquisition Period” shall mean the period elected by the Borrower, such election to be exercised by the Borrower by delivering written notice thereof to the Administrative

Agent (who shall thereafter promptly notify the Lenders), commencing with the funding date of the purchase price for any Permitted Business Acquisition or Asset Acquisition hereunder and ending on the earlier of (a) the last day of the third fiscal quarter ending after such funding date, and (b) the Borrower’s election to terminate such Acquisition Period, such election to be exercised by the Borrower delivering notice thereof to the Administrative Agent (who shall thereafter promptly notify the Lenders); provided, that, once any Acquisition Period is in effect, the next Acquisition Period may not commence until the termination of such Acquisition Period then in effect.
“Maximum Leverage Ratio” shall mean, (a) on any date of determination other than during an Acquisition Period, 5.00:1.00 and (b) on any date of determination during an Acquisition Period, 5.50:1.00.
“Permitted Junior Debt” shall mean (a) subordinated Indebtedness issued or incurred by the Borrower or a Restricted Subsidiary, and (b) senior unsecured Indebtedness issued by the Borrower or a Restricted Subsidiary, the terms of which, in the case of each of clauses (a) and (b), (i) do not provide for a final maturity date, scheduled amortization or any other scheduled repayment, scheduled mandatory redemption or scheduled sinking fund obligation prior to the date that is 91 days after the Revolving Facility Maturity Date (provided, that the terms of such Permitted Junior Debt may require the payment of interest from time to time), (ii) do not contain covenants and events of default that, taken as a whole, are more restrictive than the covenants and Events of Default set forth in this Agreement and the other Loan Documents, as reasonably determined in good faith by the Borrower, and (iii) provide for covenants and events of default customary for Indebtedness of a similar nature as such Permitted Junior Debt, as reasonably determined in good faith by the Borrower.
“Senior Notes” shall mean the first issuance or incurrence of senior unsecured notes or other Permitted Junior Debt by the Borrower or its subsidiaries after the Sixth Amendment Effective Date, to the extent permitted by and in accordance with the terms and conditions of Section 6.01(r), in an aggregate principal amount of at least $200,000,000.
“Senior Secured Leverage Ratio” shall mean, on any date, the ratio, on a Pro Forma Basis, of (a) Consolidated Net Debt as of such date minus, to the extent included therein, all Indebtedness under any Permitted Junior Debt (or any Permitted Refinancing Indebtedness thereof) and any other unsecured or subordinated indebtedness of the Borrower and the Restricted Subsidiaries to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended prior to such date, in each case determined on a consolidated basis in accordance with GAAP; provided that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions that require a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05) or incurrence or repayment of Indebtedness in excess of U.S.$15 million in the aggregate (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the EBITDA component of the Senior

Secured Leverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.
“Sixth Amendment” means that certain Sixth Amendment to the Credit Agreement dated as of April 22, 2013, among the Borrower, the Administrative Agent and the Required Lenders and the Guarantors listed on the signature pages thereto.
“Sixth Amendment Effective Date” shall mean the date of satisfaction of the conditions referred to in Section 2 of the Sixth Amendment.
(c)    Section 2.11 of the Credit Agreement is hereby amended by adding a new clause (i) therein as follows:
“(i) The Borrower shall apply 100% of the net cash proceeds received by it or any of its subsidiaries from the issuance and sale of the Senior Notes in any event within five (5) Business Days of receipt thereof to repay the Loans, which proceeds will be applied (i) first, ratably among the Term Loan A Lenders to prepay any Incremental Term Loans (and all accrued and unpaid interest thereon) then outstanding, and (ii) second, if any excess net cash proceeds remain after prepaying the Incremental Term Loans then outstanding, applied ratably among the Revolving Facility Lenders to prepay any Revolving Facility Loans (and all accrued and unpaid interest thereon) then outstanding (without a permanent reduction of any Revolving Facility Commitments).”
(d)    Section 2.20(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“2.20    Incremental Facilities. i. (a) At any time following the completion of the syndication of each of the Facilities and indicated by the Joint Lead Arrangers to the Borrower, the Borrower may by written notice to the Administrative Agent elect to request an increase to the existing Revolving Facility Commitments (each such increase, an “Incremental Revolving Facility Commitment”) or to the Term Loan A Facility Commitments (each such increase, an “Incremental Term Facility Commitment” and, together with the Incremental Revolving Facility Commitment, each an “Incremental Commitment”), in an aggregate principal amount, collectively, not to exceed U.S.$300 million. Any Borrowing under an Incremental Commitment shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than U.S.$10.0 million and shall be in the form of Term Loan A Loans or Revolving Facility Loans or a combination of Term Loan A Loans and Revolving Facility Loans (collectively, the “Incremental Loans”). Such notice shall specify the date (an “Increased Amount Date”) on which the Borrower proposes that the Incremental Commitments shall be made available (and, in the case of Incremental Term Facility Commitments, the date the Incremental Term Loans shall be made available), which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent). The Borrower shall notify the Administrative Agent in writing of the identity of each Lender or other financial institution (which in any event shall not be the Borrower or an Affiliate of the Borrower) reasonably acceptable to the Administrative Agent, and in the case of any Person committing to any Incremental Revolving Facility Commitment, reasonably acceptable to the Issuing Banks (each, an “Incremental Revolving Facility Lender”, an “Incremental Term Lender”, or generally, an “Incremental Lender”, as applicable) to whom the Incremental Commitments have been (in accordance with the prior sentence) allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment. Such Incremental Commitments shall become effective as of such Increased Amount Date; and in the case of Incremental Term Facility Commitments, such new Loans in respect thereof (“Incremental Term Loans”) shall be made on such Increased Amount Date, provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Commitments and Incremental Term Loans; (ii) the representations and warranties contained in Article III and the other Loan Documents shall be true and correct in all material respects on and as of the Increased Amount Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date; (iii) the Incremental Loans shall rank pari passu in right of payment and of security with the Loans; (iv) such Incremental Commitments shall be evidenced by one or more joinder agreements executed and delivered to Administrative Agent by each Incremental Lender, as applicable, and each shall be recorded in the register, each of which shall be reasonably satisfactory to the Administrative Agent and subject to the requirements set forth in Section 2.17(e); (v) the Borrower shall make any payments required pursuant to Section 2.16 in connection with the provisions of the Incremental Commitments; (vi) the Borrower and its Affiliates shall not be permitted to commit to or participate in any Incremental Commitments or any Incremental Loans; (vii) any Incremental Loans shall be treated substantially the same as the existing Loans (in each case, including with respect to mandatory and voluntary prepayments); (viii) if the all-in yield (as reasonably determined by the Administrative Agent and the Borrower to be equal to the sum of (A) the margin above the Eurodollar Rate on such Incremental Loans, (B) if such Incremental Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any Subsidiary for doing so but excluding any arrangement fees not paid to the Lenders thereof generally (the amount of such discount or fee, expressed as a percentage of the Incremental Loans, being referred to herein as “OID”), the amount of such OID (based on an assumed four year weighted average life) and (C) any minimum Alternate Base Rate or Adjusted Eurodollar Rate applicable to such Incremental Loans) (the “All-In Yield”) for any Incremental Loan exceeds the then applicable All-In Yield for the Term Loan A Loans or Revolving Facility Loans, as applicable, by more than 50 basis points (the excess of (A) such All-In Yield for the Incremental Loans over (B) the All-In Yield for the Term Loan A Loans or Revolving Facility Loans, as applicable, plus 50 basis points being the relevant “Margin

Differential”), then each Applicable Margin for the Term Loan A Loans or Revolving Facility Loans, as applicable, for each adversely affected existing Facility shall automatically be increased by the Margin Differential effective upon the making of the Incremental Loan; and (ix) except as otherwise provided in this clause (a), the terms and conditions applicable to Incremental Loans shall not be materially different from those of the Term Loan A Loans or Revolving Facility Loans, as applicable; provided that (A) the terms and conditions applicable to any tranche of Incremental Loans maturing after the Term Loan A Maturity Date or the Revolving Facility Maturity Date, as applicable, may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Term Loan A Maturity Date or the Revolving Facility Maturity Date, as applicable, and (B) the Incremental Loans may be priced differently than the existing applicable Loans. Each of the parties hereto hereby agrees that, upon the effectiveness of any joinder agreements in connection with any Incremental Commitments as described in the preceding sentence, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments and the Incremental Loans evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments without the consent of any Lender.
Notwithstanding the foregoing, the Borrower hereby agrees that the availability of Incremental Commitments shall be subject to the prior satisfaction of the following conditions: (x) each Loan Party shall have obtained all material consents necessary in connection with such Incremental Commitments and the transactions contemplated by the Sixth Amendment; and (y) the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the applicable Increased Amount Date, favorable written opinions of (x) Gibson, Dunn & Crutcher LLP, special New York counsel for the Loan Parties, and (y) Conner & Winters, LLP, special Oklahoma counsel for the Loan Parties, (A) dated the applicable Increased Amount Date, (B) addressed to each Issuing Bank on the applicable Increased Amount Date, the Administrative Agent, the Collateral Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Incremental Commitments and the Incremental Loans as the Administrative Agent shall reasonably request, and each Loan Party hereby instructs its counsel to deliver such opinions.”
(e)    Section 6.01(r) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(r)    Permitted Junior Debt; provided that (A) at the time of the incurrence of Permitted Junior Debt and after giving effect thereto on a Pro Forma Basis, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) immediately after giving effect to the issuance, incurrence or assumption of Permitted Junior Debt, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants as of the most recently completed fiscal quarter for which financial statements are available; and”

(f)    Section 6.06(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(g)    other payments or distributions by the Borrower not otherwise permitted by the other clauses of this Section 6.06 in an aggregate amount not to exceed the Borrower’s Available Cash, so long as (i) immediately before and immediately after giving effect to such payment or distribution, as applicable, no Default or Event of Default shall have occurred and be continuing, and (ii) after giving effect to such payment or distribution, as applicable, the Leverage Ratio shall not be in excess of 4.00:1.00.”
(g)    Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Leverage Ratio. Beginning at the end of the first full fiscal quarter ending after the Closing Date, for any Test Period, permit the Leverage Ratio on the last day of any fiscal quarter, to be in excess of the Maximum Leverage Ratio.”

(h)    Article VI of the Credit Agreement is hereby amended by adding a new Section 6.14 therein as follows:
“Section 6.14 Alternative Financial Performance Covenants. Beginning at the end of the first fiscal quarter ending after (x) the issuance of the Senior Notes and application of the proceeds thereof in accordance with Section 2.11(i), and (y) election by the Borrower to comply with the covenants set forth herein instead of the covenants in Section 6.10 and 6.11, such election to be irrevocable and exercised by the Borrower by delivering written notice thereof to the Administrative Agent (who shall thereafter promptly notify the Lenders) within five (5) Business Days of the issuance of the Senior Notes:

i.for any Test Period, permit the Leverage Ratio on the last day of any fiscal quarter to be in excess of 5.50:1.00;
ii.for any Test Period, permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 2.50:1.00; and
iii.for any Test Period, permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter to be in excess of 3.50:1.00;
provided, that upon satisfaction of the conditions set forth in clauses (x) and (y) of this Section 6.14, the covenants in Section 6.10 and 6.11 will cease to apply to the Borrower.”
Section 2.    Conditions Precedent to the Effectiveness of this Amendment
This Amendment shall become effective as of the date on which each of the following conditions precedent shall have been satisfied (the date of satisfaction of such conditions being referred to herein as the “Sixth Amendment Effective Date”):

(a)    The Administrative Agent shall have received this Amendment, duly executed by each of the Borrower, the Guarantors and the Required Lenders.
(b)    The representations and warranties set forth in Article III of the Credit Agreement are and will be true and correct in all material respects on and as of the Sixth Amendment Effective Date, to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(c)    As of the Sixth Amendment Effective Date, no Event of Default or Default shall have occurred and be continuing.
(d)    The Borrower shall have paid (i) an amendment fee in an amount equal to 0.05% of the Commitments of each Lender that has consented to this Amendment prior to the deadline for submission of signature pages specified by the Administrative Agent, and (ii) all costs and expenses payable to the Lenders and the Administrative Agent hereunder or in connection herewith.
Section 3.    Acknowledgment and Consent.
(a)     Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.
(b)     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
Section 4.    Reference to and Effect on the Loan Documents
(a)    This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. The Borrower agrees to pay any applicable costs and expenses incurred in connection with this Amendment in accordance with the terms set forth in the Credit Agreement, including Section 9.05 thereof.
(b)    Except as specifically amended above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery, effectiveness and performance of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents or for any purpose.
(d)    Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.
Section 5.    Execution in Counterparts
This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 6.    Governing Law
THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK.
Section 7.    Headings
Section and Subsection headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 8.    Notices
All communications and notices hereunder shall be given as provided in the Credit Agreement.
Section 9.    Severability
The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
Section 10.    Successors
The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11.    Waiver of Jury Trial
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

Section 12.    Jurisdiction
Each of the parties to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.
SEMGROUP CORPORATION

By:     /s/ Robert N. Fitzgerald
Name:    Robert N. Fitzgerald
Title:    Chief Financial Officer

Subsidiary Guarantors

SEMGROUP EUROPE HOLDING, L.L.C.
By: SEMGROUP CORPORATION, as sole member

By:     /s/ Robert N. Fitzgerald
Name:    Robert N. Fitzgerald
Title:    Chief Financial Officer

SEMOPERATING G.P., L.L.C.
By: SEMGROUP CORPORATION, as sole member

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

[Sixth Amendment to Credit Agreement Signature Page]

SEMSTREAM, L.P.
By: SEMOPERATING G.P., L.L.C., as general partner

By:	SEMGROUP CORPORATION, as sole member

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

SEMGAS, L.P.
By: SEMOPERATING G.P., L.L.C., as general partner

By:	SEMGROUP CORPORATION, as sole member

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

SEMCANADA, L.P.
By: SEMOPERATING G.P., L.L.C., as general partner

By:	SEMGROUP CORPORATION, as sole member

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

[Sixth Amendment to Credit Agreement Signature Page]

SEMCANADA II, L.P.
By: SEMOPERATING G.P., L.L.C., as general partner

By:	SEMGROUP CORPORATION, as sole member

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

SEMMATERIALS, L.P.
By: SEMOPERATING G.P., L.L.C., as general partner

By:	SEMGROUP CORPORATION, as sole member

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

SEMMEXICO, L.L.C.
By: SEMMATERIALS, L.P., as sole member
By: SEMOPERATING G.P., L.L.C., as general partner
By: SEMGROUP CORPORATION, as sole member

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

[Sixth Amendment to Credit Agreement Signature Page]

ROSE ROCK MIDSTREAM HOLDINGS, LLC

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

SEMDEVELOPMENT, L.L.C.
By SemGroup Corporation, as sole member

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

WATTENBURG HOLDING, LLC,
GLASS MOUNTAIN HOLDING, LLC
By SemDevelopment, L.L.C., as general partner
By SemGroup Corporation, as sole member

By:     /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Chief Financial Officer

[Sixth Amendment to Credit Agreement Signature Page]

THE ROYAL BANK OF SCOTLAND plc,
as Administrative Agent
By:    /s/ Sanjay Remond
Name: Sanjay Remond
Title: Director

[Sixth Amendment to Credit Agreement Signature Page]

THE ROYAL BANK OF SCOTLAND plc,
as a Lender
By:    /s/ Sanjay Remond
Name: Sanjay Remond
Title: Director

[Sixth Amendment to Credit Agreement Signature Page]

THE BANK OF NOVA SCOTIA,
as a Lender
By:    /s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

[Sixth Amendment to Credit Agreement Signature Page]

BARCLAYS BANK PLC,
as a Lender
By:    /s/ May Huang
Name: May Huang
Title: AVP

[Sixth Amendment to Credit Agreement Signature Page]

BOKF, NA D/B/A BANK OF OKLAHOMA,
as a Lender
By:    /s/ Linda J. Bridges
Name: Linda J. Bridges
Title: Commercial Lending Officer

[Sixth Amendment to Credit Agreement Signature Page]

CITIBANK, N.A.,
as a Lender
By:    /s/ Eamon Baqui
Name: Eamon Baqui
Title: Vice President

[Sixth Amendment to Credit Agreement Signature Page]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender
By:    /s/ Zali WIN
Name: Zali WIN
Title: Managing Director
By:    /s/ Michel KERMARREC
Name: Michel KERMARREC
Title: Vice President

[Sixth Amendment to Credit Agreement Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender
By:    /s/ Chris Chapman
Name: Chris Chapman
Title: Director
By:    /s/ Juan-Jose Mejia
Name:    Juan-Jose Mejia
Title: Director

[Sixth Amendment to Credit Agreement Signature Page]